EXHIBIT 10.1

SETTLEMENT AND RELEASE AGREEMENT

THIS SETTLEMENT AND RELEASE AGREEMENT (this “Agreement”), dated as of December 18th, 2020 is made and entered into by and between Ralph Max Hofmeier (“Employee”) and Energy and Water Development Corp. f/k/a Eurosport Active World Corp. (the “Company”). Employee and Company are each referred to herein as a “Party” and are collectively referred to herein as the “Parties.”

BACKGROUND

WHEREAS, the Company and Employee entered into that certain Employment Contract dated January 1, 2012 (the “Employment Contract”); and

WHEREAS, for the period of January 1, 2020 through December 31, 2020, the Company has accrued but has not paid $150,000.00 in compensation due to Employee pursuant to Section 4 of the Employment Contract (the “Accrued Payment Amount”); and

WHEREAS, as soon as practicable following the execution of this Agreement, the Company shall amend its Amended and Restated Articles of Incorporation to authorize additional shares of its Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”).

NOW, THEREFORE, to avoid the costs and uncertainties of litigation, to promote the common interests among the Parties, and without admission of any liability or wrongdoing on the part of any Party, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

AGREED TERMS

1.

Settlement Payment. In consideration of Employee’s execution of and compliance with this Agreement, including Employee’s waiver and release of claims in Section 3, and in full satisfaction of all claims Employee may have against the Company relating to the Accrued Payment Amount, the Company agrees to issue to Employee a lump sum payment of 300,000 shares of its Series A Preferred Stock, par value $0.001 with a declared aggregate fair market value of $150,000.00 (collectively, the “Compensation Shares”).

2.

Bonus Payment. In recognition of Employee’s extraordinary service to and sacrifice for the benefit of the Company, simultaneously herewith, Employee shall receive a one-time bonus of (i) 10,000,000 shares of its Common Stock, par value $0.001 with an aggregate fair market value of $1,500,000.00 and (ii) 2,700,000 shares of its Series A Preferred Stock, par value $0.001 with a declared aggregate fair market value of $1,350,000.00 (collectively the “Bonus Shares” and, together with the Compensation Shares, the “Shares”).

3.

Release and Waiver of Claims. In exchange for the consideration provided by the Company in this Agreement, Employee and Employee’s heirs, executors, representatives, administrators, agents, and assigns (collectively the “Releasors”) irrevocably and unconditionally fully and forever waive, release, and discharge the Company, including the Company’s parents, subsidiaries, affiliates, predecessors, successors, and assigns, and each of its and their respective officers, directors, employees, shareholders, representatives, and agents in their corporate and individual capacities (collectively, the “Released Parties”), from any and all claims, demands, actions, causes of actions, judgments, rights, fees, damages, debts, obligations, liabilities, and expenses (inclusive of attorneys’ fees) of any kind whatsoever, whether known or unknown (collectively, “Claims”), that Releasors may have or have ever had against the Released Parties, or any of them, arising out of, or in any way related to Accrued Payment Amount. This release and waiver of Claims excludes, and Employee does not waive, release, or discharge any claims which cannot be waived by law.

4.

Representations. Employee represents that no promise or inducement has been made or offered by the Company, except as set forth herein, and that this Agreement is not executed in reliance upon any statement or representation of the Company or its representatives, not otherwise reflected herein. Employee has not assigned, pledged, or otherwise in any manner whatsoever sold or transferred, either by instrument or otherwise, any right, title interest, demand, cause of action, or claim that is the subject of the releases set forth in Section 3. Each signatory to this Agreement has full and complete authorization and power to execute this Agreement in the capacity herein stated, and on behalf of the Party for which the signatory is listed.

a.

Each party hereby warrants and represents that it has full power and authority to enter into and perform this Agreement, and that its entry into and full performance of this Agreement will not violate the rights of any third parties, including, without limitation, any third party’s rights under any non- solicitation, non-compete, restrictive or other similar covenant or agreement by which Employee is or may be bound.

b.

Employee understands and accepts that the Shares involve various risks and acknowledges that it is able to bear any loss associated with an investment in the Shares or receipt of Shares as payment hereunder.

c.

Employee confirms that it is not relying on any communication (written or oral) of the Company or any of its affiliates, as investment advice or as a recommendation to accept the Shares as payment hereunder. It is understood that information and explanations related to the terms and conditions of the Shares by the Company or any of its affiliates shall not be considered investment advice or a recommendation to accept the Shares as payment hereunder, and that neither the Company nor any of its affiliates is acting or has acted as an advisor to Employee in deciding to invest in or receive the Shares as payment hereunder. Employee acknowledges that neither the Company nor any of its affiliates has made any representation regarding the proper characterization of the Shares for purposes of determining Employee’s authority to invest in or receive the Shares as payment hereunder.

d.

Employee is familiar with the business and financial condition and operations of the Company and has had access to such information concerning the Company and the Shares as it deems necessary to enable it to make an informed investment decision concerning the Shares.

e.

Employee has such knowledge, skill and experience in business, financial and investment matters that it is capable of evaluating the merits and risks of an investment in or receipt of the Shares as payment hereunder and it has made its own legal, tax, accounting, and financial evaluation of the merits and risks of an investment in or receipt of the Shares as payment hereunder and the consequences of this Agreement.

f.

Employee is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”) and agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal securities laws and/or “blue sky” or other similar laws of any applicable jurisdiction (collectively referred to as the “State Securities Laws”) in connection with the issuance of the Shares. Any information that has been furnished or that will be furnished by Employee to evidence its status as an accredited investor is accurate and complete, and does not contain any misrepresentation or material omission.

g.

Employee is acquiring the Shares solely for its own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Shares. Employee understands that the Shares have not been registered under the Securities Act or any State Securities Laws by reason of specific exemptions under the provisions thereof which depend in part upon Employee’s investment intent and of its other representations made in this Agreement. Employee understands that the Company is relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

h.

Employee understands that the Shares are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the U.S. Securities and Exchange Commission (the “Commission”) provide in substance that Employee may dispose of the Shares only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and Employee understands that the Company has no obligation or intention to register any of the Shares, or to take action so as to permit sales pursuant to the Securities Act (including Rule 144 thereunder). Accordingly, Employee understands that under the Commission’s rules, Employee may dispose of the Shares principally only in “private placements” which are exempt from registration under the Securities Act, in which event the transferee will acquire “restricted securities” subject to the same limitations as in Employee’s hands. Consequently, Employee understands that it must bear the economic risks of the investment in the Shares for an indefinite period of time.

i.

Employee agrees: (A) that it will not sell, assign, pledge, give, transfer, or otherwise dispose of the Shares or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Shares under the Securities Act and all applicable State Securities Laws, or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable State Securities Laws; (B) that the certificates (if any) representing the Shares will bear a legend making reference to the foregoing restrictions; and (C) that Company and its transfer agent shall not be required to give effect to any purported transfer of the Shares except upon compliance with the foregoing restrictions.

j.

Employee acknowledges that neither the Company nor any other person offered to sell the Shares to Employee by means of any form of general solicitation or advertising, including but not limited to (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (B) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

k.

The Company and Employee (each sometimes referred to herein as the “Indemnifying Party”) will indemnify and hold harmless each other and each other’s respective officers, directors, employees, agents, and representatives (each sometimes referred to herein as the “Indemnified Party”) from and against any and all liability, loss, damage, cost, or expense (including reasonable outside attorneys’ fees) arising from any claim made as a result of the Indemnifying Party’s failure to comply with any of the warranties, representations, or covenants made by the applicable Indemnifying Party in this Agreement. The applicable Indemnifying Party agrees to reimburse the applicable Indemnified Party on demand for any payment made or incurred by such Indemnified Party with respect to any liability or claim to which the foregoing indemnity applies.

5.

Tax Effects. Employee agrees and acknowledges that the Company and its counsel have not made any representations to Employee regarding the tax consequences of any payments or amounts received by Employee pursuant to this Agreement. Employee agrees to indemnify the Company against the payment of any taxes, interest, penalties, and other liabilities or costs that may be assessed on the settlement payment described above.

6.

No Admission of Liability. The Parties acknowledge that the terms set forth herein were agreed upon as a compromise and final settlement of all of the disputes relating to the Accrued Payment Amounts and are not, and may not be construed as, an admission of liability by the Company and is not to be construed as an admission that the Company engaged in any wrongful, tortious, or unlawful activity.

7.

Further Assurances. The Parties agree to take all actions and to make, deliver, and/or sign any other documents and instruments that are necessary to carry out the terms, provisions, purpose, and intent of this Agreement.

8.

Legally Binding Agreement. The Parties intend that this Agreement be legally binding upon and shall inure to the benefit of each of them and their respective successors, assigns, executors, administrators, heirs, and estates.

9.

Entire Agreement. Any recitals set forth at the beginning of this Agreement are incorporated by reference and made a part of this Agreement. This Agreement constitutes the entire agreement and understanding of the Parties and supersedes all prior negotiations and/or agreements, proposed or otherwise, written or oral, concerning the subject matter hereof. No modification of this Agreement shall be binding unless in writing and signed by each of the Parties hereto.

10.

Interpretation. Should any provision of this Agreement be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed stricken from this Agreement. The headings within this Agreement are purely for convenience and are not to be used as an aid in interpretation. This Agreement shall not be construed against either Party as the author or drafter of the Agreement.

11.

Governing Law and Choice of Forum. This Agreement and all related documents and all matters arising out of or relating to this Agreement, whether sounding in contract, tort, or statute are governed by, and construed in accordance with, the laws of Florida, without giving effect to the conflict of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of Florida. Each Party irrevocably and unconditionally agrees that it will not commence any action, litigation, or proceeding of any kind whatsoever against any other Party in any way arising from or relating to this Agreement and all contemplated transactions, including, but not limited to, contract, equity, tort, fraud, and statutory claims, in any forum other than the state or federal courts of Florida. Each Party irrevocably and unconditionally submits to the exclusive jurisdiction of such courts. Each Party agrees that a final judgment in any such action, litigation, or proceeding is conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

12.

Counterparts. This Agreement may be executed by the Parties in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties agree that PDF or electronic signatures to this Agreement are authentic and have the same force and effect as original, manual signatures.

-SIGNATURE PAGE FOLLOWS-

IN WITNESS WHEREOF, and intending to be legally bound, each of the Parties hereto has caused this Settlement and Release Agreement to be executed as of the date last written above.

COMPANY:

Energy and Water Development Corp.
f/k/a Eurosport Active World Corp.

By:
Irma Velazquez, Chief Operating Officer

EMPLOYEE:

Ralph Max Hofmeier